SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 2, 2005
REMOTE DYNAMICS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation or Organization)	Number)	Identification Number)
1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 301-2000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock
Securities Purchase Agreement
Common Stock Purchase Warrant to Purchase 2,000,000 shares
Registration Rights Agreement
Secured Promissory Note
Security Agreement
Common Stock Purchase Warrant to Purchase 1,666,667 shares
Common Stock Purchase Warrant to Purchase 700,000 shares
Press Release

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
Securities Purchase Agreement –Closing of Sale of Series B Preferred Stock and Warrants
     On September 6, 2005, Remote Dynamics, Inc. (the “Company”) announced that on September 2, 2005 it had closed the transactions contemplated by a Securities Purchase Agreement (the “SPA”) with SDS Capital Group SPC, Ltd. (the “Institutional Investor”) on September 2, 2005 for the sale of $6.5 million of convertible preferred stock and common stock purchase warrants in a private placement transaction, following approval of its stockholders at its August 31, 2005 annual meeting. The SPA, dated May 31, 2005, is filed as Exhibit 10.1 to this Form 8-K. The Series B Convertible Preferred Stock was issued to the Institutional Investor pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D promulgated thereunder on the basis of this offering and sale being to only one institutional investor.
     The Company received a portion of the proceeds from the sale of the Series B Convertible Preferred Stock in the form of $5 million of Series A Convertible Preferred Stock held by SDS, which was exchanged for the Series B Convertible Preferred Stock, resulting in a cash proceeds to the Company of $750,000 (resulting in net proceeds to the company of approximately $575,000 after deduction of brokers’ commissions, accrued interest on the bridge note and other expenses) from the sale of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is convertible to common stock of the Company, par value $0.01 per share (“Common Stock”), at a conversion price of $1.55 per share of Common Stock. The Institutional Investor also received a common stock purchase warrant with a 5-year term to purchase 2 million shares of Common Stock at an exercise price of $1.75 per share (the “Series B Warrant”), pursuant to that certain Stock Purchase Warrant Agreement, dated September 2, 2005 filed as Exhibit 10.2 to this Form 8-K.
     As per the terms of the sale of the Series B Convertible Preferred Stock and the transactions contemplated thereby, the Institutional Investor has as-converted voting rights limited to 9.99% of the outstanding common stock of the company. Additionally, the Institutional Investor is prohibited from converting the preferred stock to common nor exercising the warrants to the extent that such conversions or exercises would result in the Institutional Investor beneficially owning more than 9.99% of the Company’s common stock. The Institutional Investor has the right to designate one voting director to the Company’s board of directors and one non-voting observation director.
     In addition to the above pricing and number of the securities sold, the Securities Purchase Agreement also provides that the Company would use the proceeds from this offering only for general corporate purposes and working capital. The Company further agreed to (i) timely file with SEC all reports required to be filed by it under the Securities Exchange Act of 1934, (ii) reserve 10,000,000 shares of Common Stock for issuance upon conversion of the Series B Convertible Preferred Stock and upon exercise of the warrants described below, (iii) use commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, and (iv) not redeem, repurchase or declare or pay and cash dividend on any shares of capital stock. The Company further granted the investor the right to participate in the future issuance of equity or equity-linked securities of the Company for a period of 12 months after the closing of the Series B Convertible Preferred Stock issuance. The Company also agreed to indemnify the Institutional Investor from damages it incurs (A) as a result of any breach of the representations, warranties and covenants contained in the Securities Purchase Agreement or in the related transaction documents by the Company or (B) as a result of a cause of action brought by a third-party resulting from (1) the execution of the transaction documents, (2) any transaction financed by the use of proceeds or (3) the status of the investor as a holder of the Company’s securities.

     The terms of the Series B Convertible Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights filed with the Delaware Secretary of State and is filed as Exhibit 4.1 to this Form 8-K. The Series B Preferred Stock bears a dividend at eight percent (8%) per annum as to each outstanding share of Series B Preferred Stock, which rate shall automatically decrease to three percent (3%) per annum on September 1, 2006 and ends on the earlier of (1) August 31, 2008 or (2) the date such shares of Series B Preferred Stock are fully converted or fully redeemed.
     The holders of shares of Series B Convertible Preferred Stock would have the right to cause the Company to redeem any or all of its shares at a price equal to 115% of face value, plus accrued but unpaid dividends in the following events:
- the Common Stock is suspended from trading or is not listed for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market for an aggregate of 10 or more trading days in any twelve-month period;
- the initial registration statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the one hundred twentieth (120th) day following the Closing or such registration statement, after being declared effective, cannot be utilized by the holders of Series A Preferred Stock for the resale of all of their registrable securities for an aggregate of more than 15 days in the aggregate;
- the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series B Convertible Preferred Stock upon conversion of the Series B Preferred Stock as and when required and such failure continues uncured for five business days;
- the Company provides written notice (or otherwise indicates) to any holder of Series B Convertible Preferred Stock, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series B Convertible Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation;
- the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business;
- bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary which shall not be dismissed within 60 days of their initiation;
- the Company shall:
- sell, convey or dispose of all or substantially all of its assets;
- merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case which results in either (i) the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of the board of directors or other governing body of the Company comprising fifty percent (50%) of less of the members of the board of directors or other governing body of the Corporation or such other surviving or acquiring person or entity immediately following such transaction;

- either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Company in excess of $250,000 due to any third party, other than payments contested by the Company in good faith, or (ii) suffer to exist any other default under any agreement binding the Company which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company;
- have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or “group”;
- experience any other change of control not otherwise addressed above; or
- the Company otherwise shall breach any material term hereunder or under the transaction documents, and if such breach is curable, shall fail to cure such breach within ten business days after the Company has been notified thereof in writing by the holder;
So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the majority holders of Series B Convertible Preferred Stock:
- alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock, or increase the authorized number of shares of Series B Convertible Preferred Stock;
- amend its certificate of incorporation or bylaws;
- issue any shares of Series B Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement;
- redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any junior securities;
- increase the par value of the Common Stock;
- sell all or substantially all of its assets or stock, or consolidate or merge with another entity;
- enter into or permit to occur any change of control transaction;
- sell, transfer or encumber technology, other than licenses granted in the ordinary course of business;
- liquidate, dissolve, recapitalize or reorganize;
- authorize, reserve, or issue Common Stock with respect to any plan or agreement that provides for the issuance of equity securities to employees, officers, directors or consultants of the Corporation in excess of 250,000 shares of Common Stock;
- change its principal business;
- issue shares of Common Stock, other than as contemplated herein or by the Warrants;
- increase the number of members of the Board to more than 7 members, or, if no Series B director has been elected, increase the number of members of the Board to more than 6 members;

- alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;
- create or issue any Senior Securities or Pari Passu Securities;
- except for the issuance of debt securities on an unsecured basis, or incurrence of unsecured indebtedness from, a recognized financial institution in an aggregate amount not exceeding $5,000,000 and which, in the case of debt securities, are not Convertible Securities or Purchase Rights, issue any debt securities or incur any indebtedness that would have any preferences over the Series B Convertible Preferred Stock upon liquidation of the Corporation, or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of the Corporation, except as expressly required by the terms of such securities or indebtedness;
- make any dilutive issuance;
- enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or
- cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.
     If, at any time after the first anniversary of the Closing and before the fourth anniversary of the Closing, during a period of at least twenty (20) consecutive trading days (a) the closing trading price of the Common Stock is at least 200% of the conversion price then in effect and (b) the trading volume and trading price of the Common Stock result in a value of at least $350,000 of Common Stock traded on each trading day, then the Company shall have the right to redeem all shares of Series B Preferred Stock then outstanding at price per share of Series B Convertible Preferred Stock equal to the product of two multiplied by the sum of the Face Amount plus all accrued and unpaid Dividends thereon through the closing date of such redemption.
     In no event would the holder of shares of Series B Convertible Preferred Stock (or warrants discussed below) have the right to convert shares of Series B Convertible Preferred Stock into shares of Common Stock or to dispose of any shares of Series B Convertible Preferred Stock to the extent that such right to effect such conversion or disposition would result in the holder and its affiliates together beneficially owning or having the power to vote more than 9.99% of the outstanding shares of Common Stock of the Company.
Registration Rights Agreement
     In connection with the issuance of Series B Convertible Preferred Stock and the Series B Warrant, the Company entered into a Registration Rights Agreement with the Institutional Investor whereby the Company granted certain rights to Institutional Investor. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3. Within 30 days of the Closing, the Company is obligated to file a registration statement on Form S-3 covering 10,000,000 shares of Common Stock that the Institutional Investor may acquire upon conversion of the Series B Convertible Preferred Stock or exercise of the Series B Warrants or the Bridge Note Warrants. The Company would face a liquidated damages claim by the Institutional Investor if: (i) the initial registration statement was not declared effective by the SEC on or prior to the 120th day after the Closing, (ii) after the effectiveness of the registration statement, sales of Common Stock cannot be made by the Institutional Investor due to a stop order by the SEC or the Company’s need to update the registration statement, or (iii) the Common Stock is not listed on Nasdaq, the New York Stock Exchange or the American Stock Market. The liquidated damages for the first 30 days would equal 3% of the purchase price of the Series B Convertible Preferred Stock and equal 1.5% for each 30 days thereafter of non-compliance. In addition to the liquidated damaged provision discussed above, the Institutional Investor would require the redemption of its Series B Convertible Preferred Stock in certain default events.

     The Institutional Investor also has the right to piggy-back on to the registration statements filed by the Company registering Common Stock (other than Form S-8 and Form S-4 registration statements filed by the Company), subject to cut-back by the underwriters (if an underwritten public offering) but provided that at least 25% of the shares requested for inclusion in the registration statement shall be included in such underwritten public offering.
Exchange of Bridge Note & Security Agreement into for Warrants and Termination of Lien
     In connection with the sale of Series B preferred stock, the Company, on May 31, 2005, had issued a bridge note to the Institutional Investor in the original principal amount of $1.75 million, which Bridge Note is filed as Exhibit 10.4 to this Form 8-K (the “Bridge Note”). The Bridge Note accrued interest at 8% per annum and was due and payable on Sept. 30, 2005. The Bridge Note was secured by a first lien on all of the assets of the Company pursuant to that certain Security Agreement by and between the Institutional Investor and the Company dated May 31, 2005, which is filed as Exhibit 10.5 to this Form 8-K. Following approval by the Company’s stockholders at its annual meeting, the Bridge Note was extinguished and exchanged for two 5-year common stock purchase warrants: one to purchase 1,666,667 shares of common stock at an exercise price of $0.01 per share and a second common stock purchase warrant to purchase 700,000 shares of common stock at an exercise price of $1.75 per share pursuant to the Common Stock Purchase Warrants, dated as of September 2, 2005, and filed as Exhibits 10.6 and 10.7 to this Form 8-K.
Dilutive Issuance Anti-Dilution Provisions. Each Exchange Warrant contains standard anti-dilution provisions that require a proportional adjustment to the exercise price for the warrant in the event that the number of outstanding shares of our common stock is increased by a stock split, stock dividend, combination, reclassification or similar event. In the event there is a pro rata distribution of assets or stock to the Company’s common stockholders, then the holder of the warrant shall be entitled to receive a pro rata share of such assets or stock as if the warrant had been exercised in full.
     Dilutive Issuance Protections; Formula for Adjustment Upon Dilutive Issuance. Each Exchange Warrant also contains certain anti-dilution price protections in the event of a dilutive stock issuance (in addition to anti-dilution protections for stock splits and other similar pro rata events). Each Exchange Warrant provides for adjustment to its exercise price if we issue or sell any shares of common stock for consideration per share less than the Exchange Warrant’s exercise price in effect on the date of such issuance or sale. Such transaction is referred to in this proxy statement as a dilutive issuance. In the event of a dilutive issuance, the warrants’ new adjusted exercise price is calculated by:
(a)	dividing the aggregate consideration received by the Company upon the dilutive issuance by the warrants’ exercise price on the date of the dilutive issuance;

(b)	adding the number of shares of common stock outstanding immediately prior to the dilutive issuance to the result of clause (a);

(c)	dividing the result of clause (b) by the total number of shares of common stock outstanding (after giving effect to the dilutive issuance) plus the maximum number of shares of common stock issuable upon the exercise, conversion or exchange of securities convertible into common stock and the maximum number of shares of common stock issuable upon the exercise of the options, warrants or other rights to purchase or subscribe for shares of common stock or convertible securities; and

(d)	multiplying the result of clause (c) by the warrants’ exercise price on the date of the dilutive issuance.
Effect on Exercise Price
     The calculation of each warrant’s adjusted exercise price is subject to the following:
     Issuance of Purchase Rights. If the Company issues or sells any right to purchase shares of its common stock and the price per share is less than the warrants’ exercise price in effect on the date of issuance or sale of such purchase rights, the Exchange Warrants provide that the maximum total number of shares of common stock issuable upon the exercise of all such purchase rights shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. The Exchange Warrants’ exercise price will not be further adjusted upon the actual issuance of such common stock.
     Issuance of Convertible Securities. If the Company issues or sells any convertible securities and the price per share is less than the Exchange Warrants’ exercise price in effect on the date of issuance or sale of such convertible securities, the Exchange Warrants provide that the maximum total number of shares of common stock issuable upon the conversion, exercise or exchange of all such convertible securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. The Exchange Warrants’ exercise price will not be further adjusted upon the actual issuance of such common stock.
     Change in Option Price or Conversion Rate. If there is a change in (a) the amount of additional consideration payable upon the exercise of any purchase rights or the conversion, exercise or exchange of any convertible securities or (b) the rate at which any convertible securities are convertible into or exercisable or exchangeable for common stock (other than to protect against dilution), the Exchange Warrants’ exercise price in effect at the time of such change shall be readjusted to the Exchange Warrants’ exercise price which would have been in effect at such time had such purchase rights or convertible securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.
     Calculation of Consideration Received. The consideration received for any common stock, purchase rights or convertible securities issued or sold for cash shall be the amount received by the Company (after deduction of all underwriting discounts or allowances). The consideration received for any common stock, purchase rights or convertible securities issued or sold for any consideration other than cash shall be the fair market value of such consideration, unless the consideration is securities, in which case the consideration received will be its market price as of the date of receipt.
     The consideration received for any common stock, purchase rights or convertible securities issued in connection with any merger or consolidation in which the Company is the surviving corporation shall be the fair market value of the net assets and business of the non-surviving corporation attributable to such common stock, purchase rights or convertible securities.
     However, if common stock, purchase rights or convertible securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the holder of the Exchange Warrants may elect to determine the amount of consideration deemed received by the Company by deducting the fair value of any type of securities issued or sold in such transaction or series of transactions. If the holder of the Exchange Warrants makes this election, no adjustment to the exercise price shall be made for the issuance of the disregarded securities or upon any conversion, exercise or exchange thereof.
     Issuances Pursuant to Existing Securities. Shares of common stock issued pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any convertible securities or purchase rights shall be deemed issued for no consideration if they were (a) outstanding as of the date of the warrants but not disclosed to the Exchange Warrant holder on or before the closing of the Series B convertible preferred stock transaction or (b) disclosed to the warrant holder, but the number of shares that the Company issues exceeds the amount disclosed.
     Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, the Exchange Warrants’ exercise price shall not be adjusted upon:
(a)	the issuance under the warrants of common stock upon the exercise or conversion of any convertible securities or purchase rights outstanding the date of the warrants to be issued to the Institutional Investor;

(b)	the grant of options to purchase common stock, with exercise prices not less than the market price of the common stock on the date of grant, which are issued to employees, officers, directors or consultants of the Company in order to solicit or retain their employment or service pursuant to any equity compensation plan in effect as of the date of the warrants and the issuance of shares of common stock upon the exercise thereof including the 2005 Amended & Restated Equity Incentive Plan;
(c)	conversion of the Series B convertible preferred stock or exercise of the warrants; or

(d)	the issuance of securities in connection with strategic business partnerships or joint ventures not intended to raise additional capital.
     Adjustment in Number of Shares. If the exercise price is adjusted as set forth above, the number of shares of common stock issuable upon exercise of the Exchange Warrants at such exercise price shall be adjusted by (a) multiplying the exercise price in effect immediately prior to such adjustment by the number of shares of common stock issuable upon exercise of the Exchange Warrant at such exercise price and (b) dividing that number by the adjusted exercise price.
     Upon final closing of the Series B issuance, the company received net proceeds of $750,000 (resulting in net proceeds to the company of approximately $575,000 after deduction of brokers’ commissions, accrued interest on the bridge note and other expenses). The company had previously received $1.75 million from the May 31, 2005 bridge note. The company intends to use the net proceeds from the financing transaction to fund its business plan. A copy of the press release announcing the closing of the above transactions is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
4.1	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock filed with state of Delaware on September 1, 2005.

10.1	Securities Purchase Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.2	Common Stock Purchase Warrant for Series B Warrant dated September 2, 2005.

10.3	Registration Rights Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated September 2, 2005

10.4	Secured Promissory Note issued by the Company to SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.5	Security Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.6	Common Stock Purchase Warrant to purchase 1,666,667 shares, dated September 2, 2005.

10.7	Common Stock Purchase Warrant to purchase 700,000 shares, dated September 2, 2005.

99.1	Press Release issued September 7, 2005 announcing the Series B transactions and Bridge Note exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.

/s/ J. Raymond Bilbao

J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: September 7, 2005

Exhibit No.	Description
4.1	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock filed with state of Delaware on September 1, 2005.

10.1	Securities Purchase Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.2	Common Stock Purchase Warrant for Series B Warrant dated September 2, 2005.

10.3	Registration Rights Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated September 2, 2005

10.4	Secured Promissory Note issued by the Company to SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.5	Security Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.6	Common Stock Purchase Warrant to purchase 1,666,667 shares, dated September 2, 2005.

10.7	Common Stock Purchase Warrant to purchase 700,000 shares, dated September 2, 2005.

99.1	Press Release issued September 7, 2005 announcing the Series B transactions and Bridge Note exchange.